UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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STANLEY FURNITURE COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 19, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, on Wednesday, April 19, 2006, at 11:00 A.M., for the following purposes:

(1)	To elect two directors to serve a three-year term on the Company’s Board of Directors; and

(2)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of the Company’s common stock at the close of business on March 10, 2006 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Douglas I. Payne
Secretary

March 17, 2006

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 19, 2006

The enclosed proxy is solicited by and on behalf of the Board of Directors of Stanley Furniture Company, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, April 19, 2006, at 11:00 A.M., at the Company’s corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about March 17, 2006 to all holders of record of the Company’s common stock, $.02 par value (the “Common Stock”) on March 10, 2006. Shares of the Common Stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, executing and delivering a later-dated proxy or attending the meeting and voting in person.

The cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram, e-mail, personal interview or other means. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On March 10, 2006, there were 12,293,668 shares of Common Stock outstanding and entitled to vote. Each such share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

The Board of Directors of the Company presently consists of six directors who are divided into three classes with staggered terms. The term of Messrs. Michael P. Haley and Albert L. Prillaman expires at the time of the 2006 Annual Meeting of Stockholders. The Company proposes the reelection of Messrs. Haley and Prillaman for a three-year term expiring at the time of the 2009 Annual Meeting.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify his choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event such nominees should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Nominees for Election for Three-Year Term Ending 2009

Michael P. Haley, 55, has been a Director of the Company since April 2003. Mr. Haley is a director of MW Manufacturers, Inc. (“MW”), a producer and distributor of window and door products for the residential construction industry and its parent company, Ply Gem Industries, Inc. Mr. Haley held the position of President and Chief Executive Officer of MW from June 2001 until January 2005 and served as its Chairman from January 2005 until June 2005. From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc. During this time, he also served as Executive Vice President of LADD Furniture, Inc. From 1988 to 1994, Mr. Haley was President of Loewenstein Furniture Group. Mr. Haley is also a director of LifePoint Hospitals, Inc. and American National Bankshares, Inc.

Albert L. Prillaman, 60, has been a Director of the Company since March 1986. Mr. Prillaman served as Chairman of the Board of Directors from September 1988 until April 2005. In April 2005, he was designated lead director. He also served as Chief Executive Officer of the Company from December 1985 until December 2002 and President from December 1985 until April 2001. Prior thereto, Mr. Prillaman had served as a Vice President of the Company and President of the Stanley Furniture division of the Company’s predecessor since 1983, and in various executive and other capacities with the Stanley Furniture division of the predecessors of the Company since 1969. Mr. Prillaman’s son, R. Glenn Prillaman, is the Company’s Senior Vice President – Marketing & Sales, Young America.®

Directors Whose Terms Do Not Expire this Year

Thomas L. Millner, 52, has been a Director of the Company since April 1998 and his present term will expire in 2007. Mr. Millner has been Chief Executive Officer and President of Remington Arms Company, Inc. (“Remington”), a manufacturer of sporting good products for the hunting, shooting sports and fishing markets, since April 1999 and a director of Remington and RACI Holding, Inc., Remington’s parent, since June 1994. From May 1994 to April 1999, Mr. Millner served as President and Chief Operating Officer of Remington. From 1987 to May 1994, Mr. Millner served as Chief Executive Officer and President of The Pilliod Cabinet Company. From 1984 to 1987, Mr. Millner served as General Manager of the Armstrong Furniture Division of Thomasville Furniture Industries. From 1977 to 1984, Mr. Millner served in various sales and sales management positions with Thomasville Furniture Industries and Broyhill Furniture Industries. Mr. Millner is also a director of Lazy Days’ R.V. Center, Inc.

Jeffrey R. Scheffer, 50, has been a Director of the Company since December 2002 and his present term will expire in 2007. Mr. Scheffer has been Chairman of the Board of Directors since April 2005, Chief Executive Officer since December 2002 and President since April 2001. He also served as Chief Operating Officer from April 2001 to December 2002. Prior to his employment with the Company, Mr. Scheffer served as President of American Drew, a furniture manufacturer, for five years.

Robert G. Culp, III, 59, has been a Director of the Company since July 1999 and his present term will expire in 2008. Mr. Culp has been Chief Executive Officer and Chairman of the Board of Culp, Inc., a marketer of upholstery fabrics for furniture and mattress ticking for bedding, since 1990. Mr. Culp is also a director of Old Dominion Freight Line, Inc.

T. Scott McIlhenny, Jr., 58, has been a Director of the Company since April 1997 and his present term will expire in 2008. Mr. McIlhenny is a principal of Northstar Travel Media LLC (“Northstar”), the former travel publishing division of Cahners Publishing Company. Mr. McIlhenny served as Chief Operating Officer of Northstar from September 2001 until November 2005. Mr. McIlhenny was Group Vice President of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Publishing Company (“Cahners”), from December 1999 until September 2001. Mr. McIlhenny’s previous experience included serving in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including Senior Vice President, Group Publisher.

BOARD AND BOARD COMMITTEE INFORMATION

The Board of Directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Prillaman, who was an employee of the Company until April 2005, and Mr. Scheffer, who is an employee of the Company.

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire Board or to individual directors, addressing them to Corporate Secretary, Stanley Furniture Company, 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.

The full Board of Directors met six times during 2005. Each incumbent director attended at least 75% of the total 2005 board meetings and committee meetings held during periods that he was a member of the Board or such committees. The Board of Directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders. All current directors other than Mr. Millner attended the 2005 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of these committees has a written charter, copies of which can be found at the Company’s website at www.stanleyfurniture.com.

Director Compensation

The Board of Directors has approved a policy for compensation of non-employee directors providing that (i) each non-employee director (other than the lead director) receives annual cash compensation in the amount of $30,000, (ii) the lead director receives annual cash compensation in the amount of $120,000, and (iii) each non-employee director receives an annual stock option grant, as of the date of the annual meeting of stockholders, to acquire a number of shares with a fair value of $30,000. Pursuant to this policy, in April 2005, each director, other than Messrs. Prillaman and Scheffer, received options under the 2000 Incentive Compensation Plan to acquire 3,182 shares. Messrs. Culp, Haley, McIlhenny and Millner each also received compensation in the amount of $28,750 for serving as a director in 2005. Mr. Prillaman did not receive any separate compensation for serving as a director while he was an employee of the Company through April 2005 and thereafter received $80,000 as lead director. Mr. Scheffer did not receive any separate compensation for serving as a director.

Audit Committee

The Audit Committee presently consists of Messrs. Millner, Culp, Haley and McIlhenny. The Board has determined that all of the members of the Audit Committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market. The Board has also determined that Messrs. Millner, Culp and Haley are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including internal control over financial reporting. The Audit Committee also serves as direct liaison with the Company’s independent public accountants and is responsible for the selection or discharge of such accountants. The Audit Committee met five times in 2005.

Compensation Committee

The Compensation Committee, presently consisting of Messrs. McIlhenny, Culp, Haley and Millner, establishes salaries of executive officers and incentive compensation for officers and employees of the Company. All of the members of the Compensation Committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The Compensation Committee administers the Company’s 1994 Stock Option Plan and has authority to grant options under the plan to officers and key employees and to determine the terms of such options in accordance with the plan. The Compensation Committee also administers the Company’s 2000 Incentive Compensation Plan and has authority to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The Board of Directors has the same responsibilities with regard to incentive awards for non-employee directors. The Compensation Committee met three times during 2005.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, presently consisting of Messrs. Haley, Culp, McIlhenny and Millner, makes recommendations of nominations for directors, considers any stockholder nominations for director made in accordance with the Company’s Bylaws and is responsible for recommending corporate governance policies. All of the members of the Corporate Governance and Nominating Committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee met two times during 2005.

NOMINATIONS FOR DIRECTOR

The Company’s Bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by the Secretary of the Company or deposited in the U.S. mail, postage prepaid, to the Secretary of the Company not later than 120 days in advance of the anniversary date of the Company’s proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing: (i) the name and address of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (v) the consent of each proposed nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this Bylaw affords the Corporate Governance and Nominating Committee and the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaw does not give the Board of Directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect such stockholder’s own slate of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons owning more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all executive officers, directors and 10% stockholders complied with such filing requirements, except that the executive officers other than Mr. Sitler each filed late a Form 4 reporting an option grant in December 2005 under the Company’s 2000 Incentive Compensation Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the annual and long-term compensation for services in all capacities to the Company of those persons who at December 31, 2005 were the Company’s Chief Executive Officer, the next four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation				Long-Term Compensation	All Other Compensation (1)
Name and Principal Position		Salary	Bonus	Other Annual Compensation		Securities Underlying Options (#)
JEFFREY R. SCHEFFER Chairman, President and Chief Executive Officer(2)	2005 2004 2003	$400,008 370,008 350,004	$471,841 445,000 292,726	$147,360 146,550 —	(3) (3)	30,000 — —	$116,844 116,086 6,000
DOUGLAS I. PAYNE Executive Vice President – Finance and Administration and Secretary	2005 2004 2003	$272,004 260,004 230,004	$240,836 210,000 146,363	$98,402 97,841 123	(4) (4)	20,000 — —	$75,242 74,713 6,000
PHILIP D. HANEY Executive Vice President – Marketing/Sales Stanley Collections	2005 2004 2003	$262,008 250,008 225,000	$206,430 180,000 125,454	— — —		10,000 — —	$6,300 6,150 6,000
ROBERT A. SITLER, JR. Vice President – Global Sourcing(5)	2005 2004 2003	$190,005 175,008 154,168	$137,620 150,000 75,272	— — —		— — —	$6,300 6,150 4,528
R. GLENN PRILLAMAN Senior Vice President – Marketing/Sales Young America®	2005 2004 2003	$175,008 150,000 120,000	$127,790 120,000 62,727	— — —		8,000 — —	$6,300 6,150 3,532

(1)	All Other Compensation listed for each of Messrs. Scheffer and Payne for 2005 and 2004 reflect amounts paid for tax gross-ups in connection with 2005 and 2004 performance stock awards ($110,544 for Mr. Scheffer and $68,942 for Mr. Payne in 2005, $109,936 for Mr. Scheffer and $68,563 for Mr. Payne in 2004) and employer contributions to the Company’s 401(k) Plan ($6,300 for both Messrs. Scheffer and Payne). The amounts for each of Messrs. Haney, Sitler and Prillaman reflect employer contributions to the Company’s 401(k) Plan.

(2)	Mr. Scheffer became Chairman of the Board of Directors in April 2005.

(3)	Reflects issuance of 6,000 shares of Common Stock pursuant to 2004 and 2005 performance stock award, for each year. All historical share and per share information in this proxy statement reflect a two-for-one stock split, distributed in the form of a stock dividend, on June 6, 2005.

(4)	Other annual compensation includes $98,240 and $97,700 from the issuance of 4,000 shares of Common Stock pursuant to a 2004 and 2005 performance stock award, respectively.

(5)	Mr. Sitler became Vice President – Global Sourcing in September 2005. He served as Senior Vice President – Operations from November 2003 until September 2005, as Senior Vice President – Global Sourcing from September 2003 until November 2003, and before becoming an executive officer in September 2003, as Vice President – Manufacturing Services.

Option Grant Table

The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2005 to the Name Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share ($) (1)	Expiration Date	5%($)	10%($)
Jeffrey R. Scheffer	30,000	28.1	24.51	12/14/15	462,426	1,171,879
Douglas I. Payne	20,000	18.7	24.51	12/14/15	308,284	781,253
Philip D. Haney	10,000	9.4	24.51	12/14/15	154,142	390,626
Robert A. Sitler, Jr.	—	—	—	—	—	—
R. Glenn Prillaman	8,000	7.5	24.51	12/14/15	123,314	312,501

(1)	All grants vest and become exercisable to the extent of 20% of the shares granted as of December 14, 2005 and as of December 14 of each year from 2006 through 2009.

Option Value Table

The following table sets forth information concerning the year-end number and value of unexercised options for each of the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN 2005 AND 2005 YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the- Money Options At Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey R. Scheffer	12,000	100,000	188,000	24,000	1,681,680	—
Douglas I. Payne	4,000	48,090	194,000	16,000	1,890,825	—
Philip D. Haney	6,000	98,422	38,000	20,000	436,680	145,560
Robert A. Sitler, Jr.	38,000	564,192	—	—	—	—
R. Glenn Prillaman	—	—	41,600	6,400	399,650	—

(1)	In-the-money options are those for which the December 31, 2005 fair market value of the underlying shares of Common Stock (as determined by the closing price on The NASDAQ Stock Market) exceeds the exercise price of the option.

Employment Agreements and Related Transactions

The Company has employment agreements with Jeffrey R. Scheffer, Douglas I. Payne and Philip D. Haney. The Company also had an employment agreement with Albert L. Prillaman until his retirement from employment with the Company in April 2005.

Mr. Scheffer’s employment agreement with the Company provides for a base salary of $350,000 per year and a potential annual bonus of $350,000, subject to upward adjustment in each case. The agreement is automatically extended for an additional one-year term at the end of each year unless either party to the agreement gives notice on or before November 1 of any year that the agreement will not be extended. In the event of such notice, employment terminates as of December 31 of the year in which such notice is given. If the Company gives such notice, Mr. Scheffer is entitled to severance pay during the two years following termination in an amount equal to his base salary plus the average of bonuses paid for the three fiscal years preceding the year in which employment is terminated. Mr. Scheffer is entitled to receive the total severance pay in a single payment in the event a change in control (as defined in the agreement) occurs. During the two years after such a change of control, Mr. Scheffer is entitled to terminate his employment with the Company and receive such severance pay in a single payment if he terminates his employment for good reason which generally is defined to exist if: (i) his base salary is reduced, (ii) he is not in good faith considered for an annual bonus, (iii) he is denied certain customary fringe benefits, (iv) his place of employment is relocated further than 100 miles from his current place of employment, or (v) his duties and responsibilities are substantially reduced. The agreement provides that Mr. Scheffer will not compete with the Company for two years after termination of the employment agreement, except that this non-competition covenant does not apply if: (i) Mr. Scheffer terminates his employment within two years after a change of control for good reason (as defined in the agreement) or (ii) Mr. Scheffer voluntarily terminates his employment and the Company does not elect to pay severance to Mr. Scheffer.

The employment agreements with Douglas I. Payne and Philip D. Haney are on similar terms as those discussed above with respect to Mr. Scheffer, with the following exceptions: Mr. Payne’s base salary is at least $136,000 and he is entitled to receive a potential annual bonus of $50,000, subject to upward adjustment, and during the two years after a change in control (as defined in the agreement) he is entitled to terminate his employment with the Company and receive severance pay; Mr. Haney’s base salary is at least $225,000 and he is entitled to receive a potential annual bonus of $150,000 subject to upward adjustment, and he is entitled to receive severance pay for a period of one year if he terminates employment for good reason (as defined in the agreement) during the first year following a change of control (as defined in the agreement).

Until his retirement as an employee in April 2005, Mr. Prillaman had an employment agreement with the Company that provided for a base salary of $400,000 per year. Mr. Prillaman was not entitled under his employment agreement to receive a bonus and, with his consent, was receiving $300,000 as an annual base salary in 2005 until his retirement. The agreement was otherwise on similar terms to those discussed above with respect to Mr. Payne. In connection with Mr. Prillaman’s retirement from employment with the Company as of April 30, 2005, the Company entered into an amendment to terminate his employment agreement. The amendment provided for the existing provisions of the employment agreement with respect to confidential information and non-solicitation of employees to survive termination of employment in accordance with their existing terms. In addition, pursuant to the amendment, the Company agreed to transfer to Mr. Prillaman the automobile that he used at retirement and to pay Mr. Prillaman an amount to cover taxes imposed on the transfer of the automobile.

Mr. Prillaman’s employment agreement with the Company, which was terminated in April 2005, provided that Mr. Prillaman would not compete with the Company for two years after termination of employment if the Company elected to pay Mr. Prillaman severance during each of the two years following termination in an amount equal to his base salary at the time employment terminated. The Company elected not to exercise this provision. However, in December 2005, the Company entered into a non-competition agreement with Albert L. Prillaman under which Mr. Prillaman agreed not to compete with the Company for a period of three years in exchange for a payment to Mr. Prillaman of $250,000. In addition, Mr. Prillaman also agreed to a covenant not to solicit employees which, in effect, extends his existing non-solicitation covenant until December 31, 2008.

Defined Benefit Pension Plans

The Company maintains a qualified defined benefit pension plan for all its eligible employees, The Stanley Retirement Plan, and also maintains a nonqualified, unfunded supplemental retirement plan for certain of its employees. Effective on December 31, 1995, future benefit accruals under both plans were curtailed. Although participants continue their participation in both plans, additional benefits do not accrue. The accrued monthly benefit under The Stanley Retirement Plan, assuming retirement at age 65, for the following Named Executive Officers through December 31, 1995, was: Douglas I. Payne, $993, and Robert A. Sitler, Jr., $230. The accrued monthly benefit under the Supplemental Retirement Plan, assuming retirement at age 65 for Douglas I. Payne through December 31, 1995, was: $591. Messrs. Scheffer, Haney and R. Glenn Prillaman have no accrued benefits under either of these plans and Mr. Sitler has no accrued benefits under the Supplemental Retirement Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Compensation Philosophy

Under the supervision of the Committee, the Company has developed and continues to implement executive compensation policies, plans, and programs that seek to enhance the profitability and value of the Company. A primary objective of these policies, plans and programs is to align closely the financial interests of the Company’s executives with those of its stockholders.

The Committee establishes compensation for the Company’s executive officers. The Committee believes that the Company’s overall executive compensation package should enable the Company to obtain and retain the services of highly skilled executives. The Company operates with a small team of executives who are given significant and extensive responsibilities. These executives’ duties encompass overall strategic policy of the Company and direct day-to-day activity in sales, customer communications, product development, marketing, manufacturing and other similar activities. The compensation package for these executives is intended to reflect these broad responsibilities.

The Committee’s philosophy is to condition significant portions of management pay on the achievement of annual and, in some cases, long-term financial performance goals. The compensation package for each officer is designed to recognize individual initiative and achievement. In establishing cash incentive compensation, the Committee may incorporate a number of factors to promote performance of the Company. In recent years, the Committee has focused the incentive programs on the Company’s annual earnings before interest and taxes and has used this performance measure for all executives. In earlier years, performance factors included market share growth, cost control efforts, balance sheet strength, and organizational developments. The incentive compensation for individual executives may be based on both corporate and individual goals, with varying weight being given to such factors for particular executives.

The Committee believes that equity ownership by top management is beneficial in conforming management and stockholder interests in the enhancement of stockholder value. The Committee also recognizes the effect on stockholders of equity grants and has recently used both performance stock grants and stock options in awards for executive officers.

In establishing compensation for the Named Executive Officers for 2005, the Chairman of the Board of Directors assisted the Committee with recommendations on the compensation of each Named Executive Officer other than the Chairman. The Committee also looked at general information on compensation levels for companies in its industry, including some but not all of the companies that are used for the performance graph that follows this report. The Committee evaluated the performance of the Company and the individual executives.

The Internal Revenue Code may limit the income tax deductibility to the Company of certain forms of compensation paid to its Named Executive Officers in excess of $1 million per year. These provisions allow full deductibility of certain types of performance-based compensation, including some stock-based compensation. Because the Company’s awards under the 2000 Incentive Compensation Plan and prior stock plans are intended to meet these requirements, compensation has not been subject to these deductibility limits. If these limitations should become of broader applicability to the Company, the Committee will consider modifications to the Company’s compensation practices, to the extent practicable, to provide appropriate deductibility for compensation payments.

The Company’s compensation package for its executive officers consists of base salary, annual performance-based incentive compensation, equity grants in Company stock, retirement benefits and, for certain executive officers, a limited number of perks and other benefits. Each of these components is addressed below.

Total Compensation

For 2005, the Committee determined that potential total cash compensation (base salary and potential annual incentives) of Named Executive Officers should be increased but generally at a lesser rate than the prior year. Also, the potential annual incentives based on performance were made a larger percentage of the potential total cash compensation. Equity awards, including stock options, were made to a broader group of Named Executive Officers and other key employees than in the prior year. The general total compensation level established by the Committee is intended to be competitive with comparable organizations and to enable the Company to attract, reward and retain exceptional talent.

Base Salary

The Committee sets base salary at the minimum level deemed sufficient to attract and retain qualified executives. By restricting the role of base salary in the compensation package, more of an executive’s potential compensation can be offered in the form of incentives that encourage and reward performance. The base salaries of individual executives are set in light of the responsibilities of the positions held and the experience of the individuals, with recognition of the Company’s requirements for the top executives to perform many varied tasks.

The Committee adopted a new policy of making salary adjustments for officers every two years in general. The salary increases for 2005 in part reflects the fact that the salaries are anticipated to be generally the same for 2005 and 2006.

The Committee reevaluated the base salaries of the Named Executive Officers for 2005, and received the recommendations of the Chairman of the Board of Directors, Mr. Albert Prillaman, and the President, Mr. Scheffer. The base salaries of the Named Executive Officers for 2005 are shown on the Summary Compensation Table. The Committee increased the compensation of the Named Executive Officers as shown under “Compensation of Executive Officers-Summary Compensation Table” to reflect the Company’s and individuals’ performance and its new policy of making salary adjustments generally every two years.

Annual Incentives

The Company’s annual incentive compensation program, the 2005 Executive Incentive Plan (the “Incentive Plan”), was for corporate officers and key employees who could directly influence the Company’s financial results. Awards under the Incentive Plan are based on the achievement of corporate objectives that are established annually in conjunction with adoption of the Company’s budget for the next year. At that time, the Committee sets corporate objectives for the coming year for purposes of the Incentive Plan. For 2005, the performance measure chosen by the Committee at the recommendation of management was the Company’s earnings before interest and taxes (“EBIT”). This same performance measure had been used for the 2003 and 2004 Executive Incentive Plans. No bonus would be paid if the EBIT threshold was not met and the bonus would be larger for performance above the threshold up to a maximum award on a per employee basis.

The amount of the maximum awards under the 2005 Executive Incentive Plan was set by the Committee, taking into consideration recommendations by management of the Company. For each of the Named Executive Officers, the Committee approved an award as a set percentage of the executive’s base salary. Collectively, the maximum awards represented about 50% of the Named Executive Officers’ total potential cash compensation. Based on the Company’s performance in 2005, slightly less than 100% of the target bonuses were earned and paid.

In conjunction with its new policy to generally adjust officer base salaries only every two years, the Committee adopted a policy that officer bonus opportunities would be reviewed each year and could be modified annually if appropriate.

Long-Term Incentives

The Company believes that equity-based compensation ensures that the Company’s top officers have a continuing stake in the long-term success of the Company. The Company maintains the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the “2000 Plan”), and the Stanley Furniture Company, Inc. 1994 Stock Option Plan (collectively the “Option Plans”) to provide employees with opportunities to acquire Common Stock.

In December 2004, the Committee made a performance stock award of shares of Common Stock to Messrs. Scheffer and Payne. Under the award, a maximum of 6,000 shares could be issued to Mr. Scheffer and 4,000 shares to Mr. Payne if the Company’s earnings per share before nonrecurring items of restructuring and unusual charges in 2005 met the required level. The potential amount of the awards was the same as for awards to Messrs. Scheffer and Payne in 2004. The earnings per share target was increased for 2005 from the prior year. The Company’s 2005 earnings per share met the target for 2005. In making the awards, the Committee reserved the discretion to reduce the amount of Common Stock payable to Messrs. Scheffer and Payne under these awards in its sole discretion. Considering the Company’s performance in 2005 and recent voluntary stock acquisitions by Messrs. Scheffer and Payne, the Committee determined to allow payment of the full Common Stock awards to both officers. The performance stock awards to Messrs. Scheffer and Payne also included a tax gross up which was paid that was intended to allow them to retain the full number of shares without having to sell a portion to pay income taxes.

In December 2005, the Committee made an award of stock options on 94,000 shares to the Company’s officers and key employees. This grant was consistent with the Committee’s policy of the Company’s officers and key employees having an equity stake in the Company’s future. The options’ exercise price was equal to the fair market value of the Company’s stock on the date of grant. The options were 20 percent vested on grant and will vest an additional 20% annually contingent on continued employment. The named executive officers as a group received 68,000 of the stock options and the individual grants are shown under “Compensation of Executive Officers – Option Grant Table.” In determining the amount of option grants, the Committee considered the current and future compensation costs of the option grants under new accounting rules.

Other Compensation

The Company has a Supplemental Retirement Plan covering designated employees and former employees of the Company, including some executive officers. See “Compensation of Executive Officers – Defined Benefit Pension Plans.” The Company has a limited number of perks for executive officers that do not require disclosure on the Summary Compensation Table above. These perks principally are car allowances and reimbursement for estate and tax planning expenses. The executives also participate in the same employee benefit programs offered to other employees.

Chief Executive Officer Compensation

Mr. Scheffer has an employment agreement with the Company that is described under “Compensation of Executive Officers-Employment Agreements and Related Transactions.” Mr. Scheffer’s total potential 2005 cash compensation was set at a level that the Committee believes reflects his efforts for the Company and the Company’s performance. Mr. Scheffer’s base salary for 2005 was increased by about eight percent. Under a new policy of the Committee described above, Mr. Scheffer’s base salary is expected to remain the same for 2006. The Committee believes that this increase over the two-year period was justified based on its evaluation of the competitive market and the Company’s performance.

A major portion of Mr. Scheffer’s compensation is contingent on the Company’s performance. In 2005, Mr. Scheffer participated in the 2005 Executive Incentive Plan with the same corporate objectives as other corporate officers. The Committee set Mr. Scheffer’s potential bonus for 2005 at 120% of his base salary which put 55% of his total potential cash compensation at risk. The Committee believes that this bonus level was appropriate because Mr. Scheffer’s leadership continues to be a key component in the Company’s performance. Based on Company performance for 2005, the same percentage of the target bonus was paid to Mr. Scheffer as to other officers which was slightly less than 100% of the target bonus.

In December 2004, the Committee made a performance stock award of 6,000 shares to Mr. Scheffer on which Mr. Scheffer received full payment and a tax gross up as described above. In December 2005, Mr. Scheffer received a grant of options on 30,000 shares of the Company’s stock. The terms of the options are the same as all other officers as described above under Long-Term Incentives. For additional information about Mr. Scheffer’s compensation, see “Compensation of Executive Officers – Employment Agreements and Related Transactions.”

The members of the Compensation Committee are:

                                                    T. Scott McIlhenny, Jr. Chairman

                                                    Robert G. Culp, III

                                                    Michael P. Haley

                                                    Thomas L. Millner

PERFORMANCE GRAPH

The following graph compares cumulative total stockholder return for the Company with a broad performance indicator, the Nasdaq Non-Financial Stock Index, and an industry index, the Wood Household Furniture Index, for the period from December 31, 2000 to December 31, 2005.

(1)	The graph shows the cumulative total return on $100 invested at the market close on December 29, 2000, the last trading day in 2000, in Common Stock or the specified index, including reinvestment of dividends.

(2)	SIC Code 2511 Wood Household Furniture Index as prepared by Hemscott, Inc. At January 6, 2006, Hemscott reported that the Wood Household Furniture Index consisted of: Bassett Furniture Industries, Inc., Chromcraft Revington, Inc., Ethan Allen Interiors Inc., Furniture Brands International, Inc. and Stanley Furniture Company, Inc.

(3)	Nasdaq Non-Financial Stock Index prepared for The Nasdaq Stock Market by the Center for Research in Securities Prices at the University of Chicago.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 10, 2006, by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc.	1,550,700	(a)	12.6%
FMR Corp.	1,300,000	(b)	10.6%
Royce & Associates, LLC	1,059,048	(c)	8.6%
Wellington Management Company, LLP	956,738	(d)	7.8%
Muhlenkamp & Company, Inc.	847,555	(e)	6.9%
Lotsoff Capital Management	841,463	(f)	6.8%
Albert L. Prillaman	274,390		2.2%
Jeffrey R. Scheffer	220,000	(g)	1.8%
Douglas I. Payne	217,500	(h)	1.7%
R. Glenn Prillaman	126,806	(i)	1.0%
Philip D. Haney	38,000	(j)	(o )
T. Scott McIlhenny, Jr.	22,382	(k)	(o )
Thomas L. Millner	20,782	(k)	(o )
Michael P. Haley	11,182	(l)	(o )
Robert G. Culp, III	3,782	(m)	(o )
Robert A. Sitler, Jr.	—		(o )
All directors and executive officers as a group (10 persons)	934,824	(n)	7.3%

(a)	The beneficial ownership information for T. Rowe Price Associates, Inc. (“Price Associates”) is based upon the Schedule 13G/A filed with the SEC on February 13, 2006, by Price Associates and T. Rowe Price Small-Cap Value Fund, Inc. (“TRP Small-Cap”). These securities are owned by various individual and institutional investors, including TRP Small-Cap (which has sole voting power for 839,700 shares, representing 6.5% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. The Schedule 13G/A indicates that Price Associates has sole voting power for 660,800 shares and sole dispositive power of 1,550,700 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of 1,550,770 shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of Price Associates and TRP Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(b)	The information concerning the shares beneficially owned by FMR Corp. is based upon the Schedule 13G/A filed with the SEC on February 14, 2006 by FMR Corp. together with Edward C. Johnson 3d, Chairman of FMR Corp. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,300,000 shares as a result of acting as investment advisor to Fidelity Low-Priced Stock Fund, which owned all 1,300,000 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and Fidelity Low-Priced Stock Fund each has sole power to dispose of the 1,300,000 shares owned by Fidelity Low-Priced Stock Fund. Neither Edward C. Johnson 3d nor FMR Corp. has sole power to vote or direct the voting of the shares owned directly by Fidelity Low-Priced Stock Fund, which power resides with the Board of Trustees of Fidelity Low-Priced Stock Fund. The principal business address of FMR Corp., Fidelity, Fidelity Low-Priced Stock Fund and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(c)	The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on February 1, 2006. The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 1,059,048 shares. The principal business address of Royce & Associates is 1414 Avenue of the Americas, New York, New York 10019.

(d)	The beneficial ownership information for Wellington Management Company, LLP (“Wellington”) is based upon the Schedule 13G/A filed with the SEC on February 14, 2006. The Schedule 13G/A indicates that Wellington has shared voting power with respect to 570,918 shares and shared power to dispose or to direct the disposition of 956,738 shares. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(e)	The beneficial ownership information with respect to Muhlenkamp & Company, Inc. (“Muhlenkamp & Co.”) is based upon its Schedule 13G filed with the SEC on February 22, 2006. The Schedule 13G indicates that Muhlenkamp & Co. has shared voting and dispositive power with respect to 847,555 shares. The principal business address of Muhlenkamp & Co. is 3000 Stonewood Drive, Suite 310, Wexford, Pennsylvania 15090.

(f)	The beneficial ownership information with respect to Lotsoff Capital Management (“Lotsoff”) is based upon its Schedule 13G filed with the SEC on January 19, 2006. The Schedule 13G indicates that Lotsoff has sole voting power with respect to 358,775 shares, shared voting power with respect to 482,688 shares and sole dispositive power with respect to 841,463 shares. The principal business address of Lotsoff is 20 North Clark Street, 34th Floor, Chicago, Illinois 60602.

(g)	Includes 188,000 shares which could be acquired through the exercise of stock options.

(h)	Includes 194,000 shares which could be acquired through the exercise of stock options.

(i)	Includes 41,600 shares which could be acquired through exercise of stock options.

(j)	Includes 38,000 shares which could be acquired through the exercise of stock options.

(k)	Includes 17,182 shares which could be acquired through the exercise of stock options.

(l)	Includes 7,182 shares which could be acquired through the exercise of stock options.

(m)	Includes 3,182 shares which could be acquired through exercise of stock options. Includes 600 shares with respect to which Mr. Culp shares voting and dispositve power with his wife.

(n)	Includes 506,328 shares which could be acquired through the exercise of stock options.

(o)	Less than 1%.

INDEPENDENT PUBLIC AUDITORS

The firm of PricewaterhouseCoopers LLP served as independent public auditors for the Company for 2005 and has served in that capacity since 1979. While the Company expects PricewaterhouseCoopers LLP to be selected as its independent public auditors for 2006, the Audit Committee will not make that selection until it completes its review of the engagement terms for the current year.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, paid to PricewaterhouseCoopers LLP for services in the fiscal years ended December 31, 2004 and December 31, 2005.

	2004	2005
Audit Fees	$305,375	$318,369
Audit-Related Fees	38,225	—
Tax Fees	29,030	38,264
All Other Fees	50,700	—

Total	$423,330	$356,633

Audit Fees

Annual audit fees relate to professional services rendered for the audit of the Company’s annual financial statements and reviews of the Company’s Forms 10-Q.

Audit-Related Fees

Audit-related fees in 2004 related to professional services for benefit plan audits and advisory services related to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

All tax fees in 2004 and 2005 related to professional services rendered in connection with tax compliance, including tax return preparation.

All Other Fees

Fees for professional services rendered in 2004, other than for the services described above, were for actuarial and consulting applicable to retirement and post-retirement benefit plans. The Company ceased using PricewaterhouseCoopers LLP for these services in May 2004.

The Audit Committee has determined that the provision of services other than audit services resulting in these fees was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by the Company’s independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the Audit Committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the Audit Committee has delegated the authority to approve non-audit services to the Chairman of the Audit Committee or, in his absence, other members of the Audit Committee. Any services approved pursuant to this delegation of authority are required to be reported to the full Audit Committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including internal control over financial reporting. Management is responsible for preparing the Company’s financial statements and assessing the effectiveness of the Company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the Company’s internal control over financial reporting. The Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants. During 2005, the Board of Directors approved changes, recommended by the Committee, to the Audit Committee Charter. The Audit Committee Charter, as amended, is attached to this proxy statement as Appendix A.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with the independent accountants the accountant’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standard Boards Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

Thomas L. Millner, Chairman Robert G. Culp, III Michael P. Haley T. Scott McIlhenny, Jr.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. Except for the election of directors, approval of other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently. With respect to the election of directors, the two nominees in the class which term ends in 2009 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum. “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

Stockholder Proposals for 2007 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2007 Annual Meeting and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit such to the Secretary of the Company so that it is received at the Company’s principal executive offices on or before November 17, 2006. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to stockholder proposals that are not included in the proxy statement for the 2007 Annual Meeting, the persons named in the proxy solicited by the Company’s Board of Directors for the 2007 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals received by the Company after January 31, 2007.

By Order of the Board of Directors,

Douglas I. Payne Secretary

March 17, 2006

Appendix A

Stanley Furniture Company, Inc.

Audit Committee Charter

(As amended)

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management regarding the Company’s accounting and financial reporting processes, the Company’s internal control over financial reporting and disclosure controls and procedures, the annual independent audit of the Company’s financial statements, and the Company’s compliance with legal and ethical requirements. The Committee reports to the full Board on all matters within the Committee’s responsibilities. The Committee is authorized to obtain advice and assistance as it believes necessary from corporate personnel and from external legal, accounting and other advisors and the Company shall provide funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be composed of at least three directors, each of whom shall have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the members of the Committee shall satisfy the applicable requirements for audit committee membership imposed by the NASDAQ National Market and any applicable eligibility requirements of the Securities and Exchange Commission (the “SEC”). Directors fees (including committee fees) and awards to directors under the Company’s 2000 Incentive Compensation Plan are the only compensation members of the Committee may receive from the Company. Subject to Board approval, the Committee shall adopt, and at least annually review and reassess, an audit committee charter meeting the requirements from time to time of the NASDAQ National Market. The Committee shall provide the NASDAQ National Market periodically with such appropriate written confirmation concerning these matters as the NASDAQ National Market may from time to time require.

The independent auditors shall report directly to the Committee, as the Board’s representative, on all matters pertaining to their engagement. The Committee shall encourage open communication among the Committee, independent auditors and management regarding matters within the Committee’s responsibilities. At every meeting of the Committee where the independent auditors are present, the independent auditors shall have the opportunity for at least a portion of such meeting to meet with the members of the Committee without members of management present.

The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors. The Committee will approve the compensation and fees paid to the independent auditors for audit and permissible non-audit work. The Committee shall preapprove all auditing services and any permissible non-audit services provided by the independent auditors, subject to such procedures and exceptions as may be adopted by the Committee. The Committee may obtain input from management with respect to the foregoing matters, but may not delegate its responsibilities for such matters to management. The Committee may delegate to one or more designated members of the Committee who are independent directors of the Board, the authority to grant preapprovals; provided, however, the decisions of any such member(s) to preapprove services shall be presented to the full Committee at each of its scheduled meetings.

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for designing and evaluating the Company’s disclosure controls and procedures; preparing the Company’s financial statements; establishing, maintaining and evaluating the Company’s internal control over financial reporting and that the independent auditors are responsible for auditing the Company’s financial statements and internal control over financial reporting. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s disclosure controls and procedures, financial statements or internal control over financial reporting, or any professional certification as to the independent auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that, except as otherwise provided by requirements of the NASDAQ National Market or the SEC, the Committee may diverge from this guide as appropriate given the circumstances.

1.	The Committee annually shall review the independent auditors. The Committee shall review and shall assess any impact on the objectivity and independence of the independent auditors as a result of non-audit assignments. The independent auditors shall submit periodically to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

2.	With respect to each fiscal year, the Committee shall meet with the independent auditors and the Company’s senior management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors shall provide regular reports to the Committee during the year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

3.	The Company shall review with the independent auditors and management significant business, financial or legal issues identified to the Committee which may significantly impact the Company’s financial statements and internal controls. Both management and the independent auditors shall identify such significant business, financial or legal issues as soon as possible to the Committee and shall report as soon as possible to the Committee any material weaknesses in internal controls, and any material violations of laws and governmental regulation.

4.	The Committee shall review with management and the independent auditors the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K). As a whole, or through the Committee chair, the Committee shall review with management and the independent auditors interim financial statements prior to filing with the Securities and Exchange Commission of the Company’s Quarterly Reports on Form 10-Q. Periodically during the year, the Committee shall discuss with the independent auditors the Company’s internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company’s financial reports. The Committee shall review with management and the independent auditors at least annually the Company’s critical accounting policies. The Committee shall review with the independent auditors significant judgments made by management in the preparation of the financial statements. The Committee shall review any areas of disagreement between management and the independent auditors regarding financial reporting and the Committee shall resolve any such disagreements.

5.	The Committee shall receive any reports from the independent auditors under the provisions of Section 10A of the Securities Exchange Act of 1934 and review with management and recommend to the Board any appropriate remedial action to be taken by the Company.

6.	The Committee shall be responsible for monitoring compliance with the Company’s Code of Conduct.

7.	The Committee shall review, and have the power to approve or disapprove, any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

8.	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

REVOCABLE PROXY

Stanley Furniture Company, Inc.

Annual Meeting of Stockholders – April 19, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas I. Payne and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the “Company”) held of record by the undersigned on March 10, 2006, at the Annual Meeting of Stockholders to be held April 19, 2006, and at any adjournment thereof.

(Continued and to be dated and signed on reverse side)

PROXY – (Continued from reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEM (1) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. PLEASE MARK YOUR VOTES LIKE THIS X.

(1) Election of directors for three-year term ending 2009.		FOR all nominees listed to the left (except as indicated otherwise)	WITHOLD AUTHORITY to vote for all nominees listed to the left
NOMINEES:	Michael P. Haley and Albert L. Prillaman

		_________	_________

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee’s name in the space provided below.

__________________________________________________________________

(2)	In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 19, 2006, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.

Company ID:

Proxy Number:

Account Number:

Signature	Signature	Dated:

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.